UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

 February 8, 2007

Date of Report (Date of earliest event reported):

Commission File Number: 000-28915

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STEREO VISION ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Nevada                                                                                                      95-4786792

(State or other jurisdiction of                                                                    (I.R.S. Employer

 incorporation or organization)                                                                   Identification No.)

15452 Cabrieto Road, Suite 204, Van Nuys, California 91406

(Address of principal executive offices)

(310) 205-7998

(Issuer's telephone number, including area code)

Item 3.02    Unregistered Sales of Equity Securities

On February 8, 2007,  Stereo Vision Entertainment, Inc. (the "Company") issued shares of its common stock as follows:

        1.    750,000 shares of restricted common stock issued to Theodore Botts in exchange for the cancellation of $75,000 in accrued salary.  This issuance was conducted under the auspices of Rule 4(2) of the Securities Act as a private sale.

        2.    1,250,000 shares of restricted common stock issued to Jack Honour in exchange for the cancellation of $125,000 in accrued salary.  This issuance was conducted under the auspices of Rule 4(2) of the Securities Act as a private sale.  Mr. Honour also agreed to waive an additional $134,333 which was owed to him by the company for back salary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEREO VISION ENTERTAINMENT, INC.

/s/ Jack Honour

Jack Honour,

Chief Operating Officer

Date: February 15, 2007